UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD.

On April 19, 2023, National Bank Holdings Corporation (“NBHC”) issued a press release announcing NBH Bank’s acquisition of Stone Castle Digital Solutions, LLC (now Cambr Solutions, LLC). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Representatives from NBHC intend to use the materials filed herewith in one or more meetings with investors and analysts from time to time.  NBHC also intends to make the materials available on its website (http://www.nationalbankholdings.com). NBHC is furnishing this material as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 19, 2023.
99.2	Investor Materials - Cambr
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci
Title: Chief Administrative Officer & General Counsel
Date: April 19, 2023